Exhibit 10.18

LICENSE AGREEMENT

This License Agreement (the “License Agreement”) is made and entered into as of November     , 2006 (the “Effective Date”), by and between Talecris Plasma Resources, Inc., a Delaware corporation (“Company”) and International BioResources, L.L.C., a Louisiana limited liability company (“IBR”). Company and IBR sometimes are referred to collectively herein as the “Parties” and each individually as a “Party”. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, IBR-BYR L.L.C., a Louisiana limited liability company (the “Seller”), IBR, IBR PlasmaCenters, L.L.C., a Louisiana limited liability company, Talecris Biotherapeutics Holdings Corp., a Delaware corporation (“Holdings”), and the Company, entered into that certain Asset Purchase Agreement dated as of October 31, 2006 (the “Asset Purchase Agreement”), whereby certain assets of Seller, including the Licensed Materials (as defined below) in existence as of the date hereof, were transferred to the Company; and

WHEREAS, IBR, directly and through its subsidiaries (collectively, the “IBR Entities”) will continue to operate its other plasma centers (the “Retained Centers”) and intends to open additional plasma centers for its existing customers and for new customers in the source plasma, specialty plasma and other related businesses (references herein to IBR’s rights under the license granted herein shall include IBR and the other IBR Entities); and

WHEREAS, Company has agreed to grant IBR the right to use all intellectual property used by IBR in the operation of the Retained Centers prior to Closing (as defined in the Asset Purchase Agreement), including but not limited to the standard operating procedures for the operation of plasma collection centers (“SOP”) and manuals, included within the Acquired Assets (as defined in the Asset Purchase Agreement) and set forth on Exhibit A, as well as the right to certain modifications to the SOP for automated plasma collection centers (the “Automated SOP”) (collectively, the “Licensed Materials”), pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree, intending to be legally bound, as follows:

ARTICLE I
GRANT OF LICENSE

1.1           License. Subject to the terms and conditions of this Agreement, to the extent, and only to the extent, that Company possesses rights in the Licensed Materials, Company hereby grants to IBR a perpetual, irrevocable, non-exclusive, royalty-free, transferable (pursuant to Section 6.8), sublicensable (pursuant to Section 6.8) license to use the Licensed Materials in existence as of the Closing, and any changes and modifications made by Company to the Automated SOP made subsequent to Closing and prior to the date of the first validation of an IBR plasma collection center, in the operation of the Retained Centers and additional plasma centers for its existing customers and for new customers in the source plasma, specialty plasma and other related businesses.

1.2           Additional Centers. For the sake of clarity, it is specifically agreed that IBR may use the Licensed Materials in existing plasma collection centers owned by IBR and in additional plasma collection centers that IBR may own in the future and to collect plasma (including specialty plasma) for all current and future customers in plasma collection centers owned by IBR without restriction of any kind, except as expressly set forth herein.

1.3           Copying and Modification. IBR may make one or more copies, in whole or in part, of the Licensed Materials and may modify, adapt, translate, and create derivative works based on the Licensed

Materials. As set forth in Section 6.8, IBR may sell, sublicense, transfer or distribute the Licensed Materials solely in connection with the sale of an IBR plasma collection center.

1.4           Ownership. Except as otherwise provided herein, Company shall retain all rights and ownership with respect to the Licensed Materials.

ARTICLE II
DISCLAIMER AND LIMITATION OF LIABILITY

2.1           DISCLAIMER. IBR ACKNOWLEDGES THAT COMPANY MAKES NO CLAIMS REGARDING THE ACCEPTABILITY, SUITABILITY, AVAILABILITY OR PERFORMANCE OF THE LICENSED MATERIALS. ALL SUCH LICENSED MATERIALS ARE PROVIDED ON AN “AS IS”, “AS AVAILABLE” AND “WITH ALL FAULTS” BASIS, AND WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE REQUIRED TO UPDATE, MODIFY, ENHANCE OR OTHERWISE PROVIDE ANY OTHER ADDITIONAL INFORMATION WITH RESPECT TO THE LICENSED MATERIALS EXCEPT AS SPECIFICALLY AGREED WITH RESPECT TO THE AUTOMATED SOP. NEITHER COMPANY NOR ITS OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, DEALERS, SUPPLIERS, PARENTS, SUBSIDIARIES OR AFFILIATES WARRANT THAT THE LICENSED MATERIALS WILL BE SUITABLE, NON-INFRINGING, ACCURATE, COMPLETE, CONSISTENT WITH INDUSTRY PRACTICE OR STANDARDS, USEFUL, FUNCTIONAL, SECURE, ERROR-FREE OR IN COMPLIANCE WITH ANY LAW, RULE, REGULATION OR STANDARDS OF ANY GOVERNMENTAL BODY, INCLUDING, WITHOUT LIMITATION, THOSE OF THE FDA.

2.2           LIMITATION OF LIABILITY. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS OR ANTICIPATED REVENUE, AND REGARDLESS OF THE FORM OR CATEGORIZATION OF THE ACTION OR THE BASIS OF THE CLAIM, WHETHER BASED ON TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR BREACH OF CONTRACT CLAIMS OR ON ANY OTHER BASIS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL COMPANY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT EXCEED ONE THOUSAND DOLLARS ($1,000), REGARDLESS OF THE BASIS OF THE CLAIM OR FORM OF ANY ACTION, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY AVAILABLE TO IBR.

ARTICLE III
CONFIDENTIALITY

3.1           Confidentiality Obligations. For a period of four years from Closing, the Licensed Materials shall be maintained in confidence by IBR in the same manner and to the same degree that IBR historically has used with respect to the Licensed Materials. Such Licensed Materials shall remain the property of the Company, and IBR shall not make use of any such Licensed Materials except for the purposes for which it was provided. At the termination of this License Agreement, upon request, IBR shall promptly return to Company or destroy any physical embodiments (including copies) of any such Licensed Materials and provide the Company with certification of destruction. Notwithstanding the foregoing, where necessary, IBR may provide any of the Licensed Materials to a customer or potential customer who may reasonably request that information.

3.2           Exceptions. The covenants of IBR contained in Section 3.1 shall not apply after a period of four years from Closing or to information which: (i) is already in the public domain at the time of disclosure;

(ii) becomes part of the public domain through no action or omission of either Party after disclosure to IBR; (iii) is already known to IBR on a non-confidential basis at the time of disclosure, as evidenced by IBR’s written records; (iv) is already known to IBR prior to the date hereof; (v) has been or is disclosed to IBR legally and in good faith by a third party who was or is not, at the time of disclosure, under any obligation of confidence to the Company at the time the third party disclosed such information; or (vi) is required to be disclosed by law, provided that IBR shall cooperate with the Company (at the Company’s expense) in obtaining any available protection for such information to be disclosed.

3.3           Equitable Relief. IBR acknowledges and agrees that, in the event of a breach or threatened breach of its confidentiality obligations above, the Company will have no adequate remedy in money damages and, accordingly, shall be entitled to seek injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular remedy shall be construed as a waiver, prohibition or limitation of any other contractual, legal or equitable remedies in the event of a breach hereof.

ARTICLE IV
TERM AND TERMINATION

4.1           Term. This License Agreement shall commence on the Effective Date and shall continue in perpetuity.

ARTICLE V
DISPUTE RESOLUTION

5.1           The Parties shall attempt in good faith to resolve any controversy or claim arising out or relating to this License Agreement promptly through negotiations between the representatives and managers of the Parties (the “Representatives”) who have authority to settle the controversy.

5.2           If a controversy or claim should arise, the Representatives will meet at least once within ten (10) days of the date the controversy arose and will attempt to resolve the matter. The Representatives will make every good faith effort to meet as soon as reasonably possible at a mutually agreed upon time and place.

5.3           If the matter has not been resolved within thirty (30) days of the meeting of the Representatives, then the disputed matter shall be submitted to and reviewed by an arbitrator (the “Arbitrator”) selected by the American Arbitration Association (the “AAA”). Such arbitration shall be conducted by the AAA in New York, New York, under the AAA Commercial Arbitration Rules as in effect from time to time.  The Arbitrator shall consider only the disputed matter(s).  The Arbitrator shall act promptly to resolve all disputed matter(s) and its decision with respect to the disputed matter(s) shall be final and binding upon the Parties. Upon resolution by the Arbitrator of all disputed matter(s), the Arbitrator shall cause to be prepared and shall deliver to the Parties a written decision reflecting the Arbitrator’s resolution of all disputed matter(s). If the Arbitrator rules against the Party that originally raised the disputed matter(s), such Party shall be responsible for the fees and expenses of the arbitration, unless such Arbitrator decides otherwise.

5.4           If Company believes in good faith that IBR has materially breached Article 3 or Section 6.8 of this License Agreement, then Company may give IBR written notice of such breach, which notice shall specifically identify the alleged breach and specifically set forth a proposed cure or cures for such breach. Within ten (10) days of receipt of such notice from Company, IBR shall provide written notice to Company (i) contesting Company’s claim that IBR is in material breach, (ii) contesting Company’s proposed cure for such breach and proposing its own cure; or (iii) that IBR has or will cure the breach in the manner proposed in Company’s notice within thirty (30) days of furnishing such written notice to Company. Where IBR contests the proposed cure(s) for the breach and proposes its own cure(s),

Company shall provide written notice to IBR within ten (10) days of receipt of IBR’s notice accepting or rejecting IBR’s proposed cure. If Company accepts IBR’s cure, IBR shall cure the breach in the manner proposed by IBR within thirty (30) days of receipt of such Company notice. Where IBR contests the existence of the breach, where Company rejects IBR’s proposed cure(s) for the breach, or where IBR has asserted that it has cured the breach but Company contests the adequacy or timeliness of that cure, Company and IBR shall resolve such dispute pursuant to this Article V. The Arbitrator’s remedies shall not include termination of this License Agreement, and damages shall be calculated for the first three years from the Effective Date as the greater of (a) actual damages or (b) liquidated damages equal to the lesser of (Y) two dollars ($2) per liter of plasma collected by IBR during the period in which IBR is in breach or (Z) $200,000; provided, however, that such liquidated damages shall cease to be a remedy after a period of three years from the Effective Date. The Arbitrator’s decision shall be final and binding upon the Parties.

ARTICLE VI
MISCELLANEOUS

6.1           Entire Agreement; Amendment; Waiver. This License Agreement (including Exhibit A) constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No provision of this License Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification. No delay of or omission in the exercise of any right, power or remedy accruing to either Party as a result of any breach or default by the other Party under this License Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

6.2           Headings. The article, section and paragraph headings contained in this License Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this License Agreement.

6.3           Counterparts. This License Agreement may be executed in counterparts which, taken together, shall constitute the whole agreement. Executed signatures to this License Agreement may be delivered by any standard electronic means and any such electronically delivered signatures shall be construed as manually executed signatures.

6.4           Severability. In the event that any provision or requirement of this License Agreement is in violation of any law or regulation or otherwise found to be invalid or unenforceable in any jurisdiction: (a) such provision or requirement shall not be enforced except to the extent it is not in violation of such laws or regulations or otherwise invalid or unenforceable; (b) the Parties will promptly renegotiate to restore such provision or requirement of this License Agreement as near as possible to its original interest and effect; and (c) all other provisions and requirements of this License Agreement shall remain in full force and effect.

6.5           Relationship of Parties; No Third Party Beneficiaries. Nothing contained herein shall be deemed or construed by Company, IBR or any other third party as creating the relationship of employer and employee, principal and agent, partnership, joint employers or joint venture between the Parties. This License Agreement shall not confer any rights or remedies upon any third party other than the Parties and their respective successors and permitted assigns.

6.6           Notices. All notices and other communications hereunder shall be in writing (including facsimile or similar writing) and shall be sent, delivered, mailed, addressed, faxed or e-mailed:

if to Company, to:

Talecris Plasma Resources, Inc.
PO Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park
North Carolina, USA 27709
Fax: (919) 316-6669
Attention: General Counsel
E-mail: john.gaither@talecris.com

Copy to:

Reed Smith LLP
599 Lexington Avenue
29th Floor
New York, NY 10022
Fax: (212) 521-5450
Attention: David M. Grimes, Esq.
E-mail: dgrimes@reedsmith.com

if to IBR, to:

International BioResources, L.L.C.
1100 Camellia Boulevard
Suite 201
Lafayette, Louisiana 70508
Fax: (337) 216-6644
Attention: Rodney L. Savoy
E-mail: rlsavoy@ibior.com

Copy to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Fax: (212) 318-3400
Attention: Neil Gold, Esq.
E-mail: ngold@fulbright.com

or to such other address, facsimile number or e-mail address as such Party may hereafter specify for the purpose of notice to the other Party hereto. Each such notice or other communication shall be given (i) by hand delivery; (ii) by nationally recognized courier service; (iii) by facsimile, receipt confirmed; or (iv) by e-mail, receipt confirmed. Each such notice or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 6.6 (or in accordance with the latest unrevoked direction from such Party); (B) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.6 (or in accordance with the latest unrevoked direction from such Party), and confirmation is received; and (C) if given by e-mail, when such e-mail is transmitted to the e-mail address specified in this Section 5.6 (or in accordance with the last unrevoked direction from such Party), and confirmation (by return receipt or reply by the recipient) is received.

6.7           Governing Law, Jurisdiction and Venue. This License Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein, without giving effect to the principles of conflicts of law thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this License Agreement may be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

6.8           Assignment and Sublicense. This License Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and it is not intended to confer upon any other third party any rights or remedies hereunder. For a period of four years from Closing, neither this License Agreement nor any of the rights, interests or obligations hereunder may be assigned or sublicensed by any of the Parties without the prior written consent of the other Party hereto, except that each Party may at any time assign or sublicense any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve such Party of any of its obligations under this License Agreement). Either Party may assign this License Agreement and any or all rights or obligations hereunder to (i) any Affiliate of such Party; provided that any such Affiliate becomes a party to this License Agreement or (ii) any successor in interest to such Party; provided that any such successor becomes a party to this License Agreement; provided that no assignment under (i) or (ii) above shall relieve either Party from any obligations hereunder, and in the case of (i) and (ii), such assignee has qualifications and capabilities needed to perform such Party’s or its Affiliates’ obligations hereunder. After such four year period, IBR may assign or sublicense its rights under this License Agreement without restriction. Any purported assignment in contravention of this Section 6.8 shall be void ab initio and of no force and effect.

6.9           Force Majeure. Neither Party will be in default of its obligations to the extent its performance is delayed or prevented by causes beyond its control, including but not limited to acts of God, earthquake, flood, embargo, riots, sabotage, utility or transmission failures, fire, labor disturbances, acts of war, acts of terror, radiological, nuclear, chemical, or biological attack, or spread of infectious disease. Neither Party nor its representatives will be liable for loss or damage or deemed to be in breach of this License Agreement if its failure to perform its obligations results from compliance with any law, ruling, order, regulation, requirement of any federal, state or municipal government or department or agency thereof or court of competent jurisdiction.

6.10         Construction. The Parties have participated jointly in the negotiation and drafting of this License Agreement. In the event an ambiguity or question of intent or interpretation arises, this License Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this License Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

6.11         Survival. Any provision of this License Agreement that by its nature must survive termination of this License Agreement to give such provision its meaning shall survive such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

TALECRIS PLASMA RESOURCES, INC.

By:	/s/ RANDALL A. JONES
Name:	Randall A. Jones
Title:	Vice President

INTERNATIONAL BIORESOURCES, L.L.C.

By:	/s/ RODNEY L. SAVOY
Name:	Rodney L. Savoy
Title:	CEO